CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


PLAYANDWIN, INC.:

      We hereby consent to the use in this Registration Statement on Form S-8 of our report dated June 7, 2000, relating to the consolidated financial statements of Playandwin, Inc. for the period from April 22, 1996 (inception) to February 29, 2000.

                           /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                           MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                           Certified Public Accountants

New York, New York
April 22, 2002